EXHIBIT 99.4
AURORA METALS (BVI) LIMITED
GRID NOTE
Date: April 17, 2008
     FOR VALUE RECEIVED, the undersigned, Aurora Metals (BVI) Limited. (the “Borrower”), incorporated under the laws of the British Virgin Islands and having its principal office and place of business at Suite 204, 3540 West 41st Avenue, Vancouver, British Columbia V6N 3E6, PROMISES TO PAY to or to the order of Nevoro Inc. (the “Lender”) at its offices at 141 Adelaide St. W., Suite 420 Toronto, Ontario M5H 3L5 or at such other place as the Lender may designate, the principal amount outstanding as recorded by the Lender in the column headed “Unpaid Principal Balance” on the record (the “Grid”) attached to and forming part of this Note, such Unpaid Principal Balance not to exceed Cdn.$500,000 in the aggregate.
     The Lender shall and is unconditionally and absolutely authorized and directed by the Borrower to record on the Grid (i) the date and amount of each advance made by the Lender and the resulting increase of the Unpaid Principal Balance, and (ii) the date and amount of each repayment on account of the principal paid to the Lender and the resulting decrease of the Unpaid Principal Balance. Such notations, in the absence of manifest mathematical error, shall be prima facie evidence of such advances and repayments; provided that the failure of the Lender to record the same shall not affect the obligations of the Borrower to pay such amounts to the Lender.
     The Unpaid Principal Balance together with all outstanding interest shall become due and payable within 90 days following DEMAND by the Lender, but in no event later than January 1, 2009. If DEMAND for repayment of all amounts owing under this Note has not been made by the Lender by January 1, 2009 the Borrower acknowledges that DEMAND will be deemed to have been made on such date.
     The Unpaid Principal Balance, remaining from time to time unpaid and outstanding, shall bear interest from this date both before and after demand at the rate per annum equal to the Prime Rate plus 2% per annum. For the purposes of this Note, the “Prime Rate” means the per annum rate of interest quoted, published and commonly known as the “prime rate” of Royal Bank of Canada (the “Bank”) which the Bank establishes at its main office in Toronto, Ontario as the reference rate of interest in order to determine interest rates for loans in Canadian dollars to its Canadian borrowers, adjusted automatically with each quoted or published change in such rate, all without the necessity of any notice to the Borrower or any other person. Interest at such rate shall accrue daily and shall be calculated on the basis of the actual number of days elapsed in a year of 365 days or 366 days, as the case may be, and shall be payable in full with the Unpaid Principal Balance within 90 days following DEMAND by the Lender, but in no event later than January 1, 2009
     The Borrower waives presentment for payment and notice of non-payment.
     At the option and in the sole discretion of the Lender, all or a portion of the Unpaid Principal Balance plus all accrued unpaid interest and all other amounts that may be owing under this Note to the Lender may be paid by the issuance of common shares of the Borrower to the Lender. Such payment shall be made within 90 days following DEMAND by the Lender, but in no event later than January 1, 2009. The value of each common share issued as payment under this Note shall be the lesser of (i) $.03, and (ii) 75% of the twenty day volume weighted average trading price of the common shares of the Borrower at such time. The Borrower shall not be required to issue fractional common shares. The number of common shares shall be rounded up to the nearest whole number to fully satisfy the payment amount.
     This Note is secured by one or more mortgages granted by the Borrower in favour of the Lender over the lands and premises described in Schedule A.
     This Note shall be governed by and interpreted and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.
     Notwithstanding Sections 4 and 15 of the Limitations Act, 2002, a claim may be brought on this Note at any time within ten years from the date on which demand for payment of the principal amount hereof is made in accordance with the provisions hereof.

     IN WITNESS WHEREOF the Borrower has executed this Note.

AURORA METALS (BVI) LIMITED
By:	(signed) “A. Cameron Richardson”
Authorized Signing Officer

ADVANCES AND REPAYMENT OF PRINCIPAL

Unpaid
	Amount of	Principal	Principal	Notation
Date	Advance	Prepaid	Balance	Made By

SCHEDULE A
LANDS AND PREMISES
BASAL ZONE LEASE AGREEMENT PROPERTIES

SCHEDULE 1 BASAL ZONE AGREEMENT
PATENTED LODE AND PLACER CLAIMS IN STILLWATER COUNTY MONTANA

	Mineral Claim Name	Status	BLM Montana Mineral Claim #
1	Nio Placer	Patented East Stillwater River	MSN 10783
2	Chrome	Patented East Stillwater River	MSN 10781
3	Lookover	Patented East Stillwater River	MSN 10781
4	Jackson	Patented East Stillwater River	MSN 10781
5	Gabbro	Patented East Stillwater River	MSN 10781
6	Pada #1	Patented East Stillwater River	MSN 10782
7	Pada #2	Patented East Stillwater River	MSN 10782
8	Big Ben	Patented East Stillwater River	MSN 10782
9	Lucky T	Patented East Stillwater River	MSN 10782
10	L.T.X.	Patented East Stillwater River	MSN 10782
11	H.E.D.	Patented East Stillwater River	MSN 10782
12	Copper	Patented East Stillwater River	MSN 10782
13	Gold Tip	Patented East Stillwater River	MSN 10782
14	Beauty	Patented East Stillwater River	MSN 10782
15	Patent	Patented East Stillwater River	MSN 10782
16	Opal	Patented East Stillwater River	MSN 10782
17	Dave	Patented East Stillwater River	MSN 10782
18	Mountain View	Patented West Stillwater River	MSN 63A
19	Rough Rock	Patented West Stillwater River	MSN 63B
20	Redbird	Patented West Stillwater River	MSN 63C
21	Big Thing	Patented West Stillwater River	MSN 63D
22	Stillwater	Patented West Stillwater River	MSN 63E
23	Summit	Patented West Stillwater River	MSN 68A
24	New Wabeliski	Patented West Stillwater River	MSN 68B
25	Brooklyn	Patented West Stillwater River	MSN 69A
26	Avalanche	Patented West Stillwater River	MSN 69B
27	Cataract	Patented West Stillwater River	MSN 69C
28	Perseverance	Patented West Stillwater River	MSN 70A
29	Emerald	Patented West Stillwater River	MSN 70B
30	Blue Jay	Patented West Stillwater River	MSN 70C
31	Copper Bottom	Patented West Stillwater River	MSN 70D
32	Ridge	Patented West Stillwater River	MSN 70E
33	Rough Rock No. 2	Patented West Stillwater River	MSN 72A
34	Something	Patented West Stillwater River	MSN 72B

SCHEDULE 2 BASAL ZONE AGREEMENT UNPATENTED LODE AND PLACER CLAIMS IN STILLWATER COUNTY MONTANA Mineral Claim Name Status BLM Montana Mineral Claim # 1 Giant Unpatented West Stillwater River MMC 363B2 2. Red Bird #2 Unpatented West Stillwater River MMC 36396 3 Smelter Unpatented West Stillwater River MMC 36401 4 Billie Unpatented West Stillwater River MMC 36407 5 Gap Unpatented West Stillwater River MMC 36410 6 Jame Unpatented West Stillwater River MMC 36412 7 Westlake . Unpatented West Stillwater River MMC 36431 8 Snookie Placer (2) Unpatented West Stillwater River MMC 36402 g Basin Placer Unpatented East Stillwater River MMC 36777 (1) Stillwater Mining Company leases "that part (of the Snookie Placer) in conflict With the unpatented lode claims Schmidt Numbers 1 & 2, Blitz Numbers. 3, 4, 7, 8, 11, 12, 15, and 16." (2) SMC is also paying BLM fees on this claim SCHEDULE 3 BASAL ZONE AGREEMENT LODE AND PLACER CLAIMS SITUATED IN SWEET GRASS COUNTY MONTANA Mineral Claim Name Status BLM Montana Mineral Claim # 1 RAM 1 Unpatented Crescent Creek MMC 128417 2 RAM 2 Unpatented Crescent Creek MMC 128418 3 RAM 4 Unpatented Crescent Creek MMC 128420 4 RAM 5 Unpatented Crescent Creek MMC 12B421 5 RAM 7 Unpatented Crescent Creek MMC 128423 6 RAM 8 Unpatented Crescent Creek MMC 128424 7 RAM 11 Unpatented Crescent Creek MMC 128427 B RAM 12 Unpatented Crescent Creek MMC 128428 9 RAM 14 Unpatented Crescent Creek MMC 128430 10 RAM 15 Unpatented Crescent Creek MMC 128431 11 RAM 17 Unpatented Crescent Creek MMC 12B433 12 RAM 18 Unpatented Crescent Creek MMC 128434 13 RAM 19 Unpatented Crescent Creek MMC 128435 14 RAM 20 Unpatented Crescent Creek MMC 128436 15 RAM 24 Unpatented Crescent Creek MMC 128440 16 RAM 44 Unpatented Crescent Creek MMC 134180 17 RAM 45 | Unpatented Crescent Creek MMC 134181

MOUNTAIN VIEW LEASE AGREEMENT PROPERTIES

SCHEDULE 1 MOUNTAIN VIEW LEASE AGREEMENT PATENTED LODE AND PLACER CLAIMS IN STILLWATER COUNTY MONTANA			
	Mineral Claim Name	Status	BLM Montana Mineral Claim #
1	Bald Eagle	Patented East Stillwater River	MSN 69D

SCHEDULE 2 MOUNTAIN VIEW LEASE AGREEMENT LODE AND PLACER CLAIMS FOR WHICH PATENT HAS BEEN APPLIED FOR IN STILLWATER COUNTY, MONTANA			
	Mineral Claim Name	Status	BLM Montana Mineral Claim #
1	AMY 19	Patent Applied For Mountain View	MMC 10209
2	AMY 20	Patent Applied For Mountain View	MMC 10210
3	AMY 21	Patent Applied For Mountain View	MMC 10211
4	SUSU 25	Patent Applied For Mountain View	MMC 53589
5	SUSU 28	Patent Applied For Mountain View	MMC 53592
6	SUSU 29	Patent Applied For Mountain View	MMC 53593
7	Mouat 1 Lode	Patent Applied For Mountain View	MMC 186404
8	Mouat 2 Lode	Patent Applied For Mountain View	MMC 186405
9	Mouat 3 Lode	Patent Applied For Mountain View	MMC 186406
10	Mouat 4 Lode	Patent Applied For Mountain View	MMC 186407
11	Mouat 5 Lode	Patent Applied For Mountain View	MMC 186408
12	Mouat 6 Lode	Patent Applied For Mountain View	MMC 186409
13	Mouat 7 Lode	Patent Applied For Mountain View	MMC 186410
14	Mouat 8 Lode	Patent Applied For Mountain View	MMC 186411
15	Mouat 9 Lode	Patent Applied For Mountain View	MMC 186412
16	Mouat 10 Lode	Patent Applied For Mountain View	MMC 186413
17	Mouat 11 Lode	Patent Applied For Mountain View	MMC 186414
18	Mouat 12 Lode	Patent Applied For Mountain View	MMC 186415
19	Mouat 13 Lode	Patent Applied For Mountain View	MMC 186416
20	Mouat 14 Lode	Patent Applied For Mountain View	MMC 186417
21	Lake Placer	Patent Applied For Mountain View	MMC 189232

SCHEDULE 3 MOUNTAIN VIEW LEASE AGREEMENT UNPATENTED LODE AND PLACER CLAIMS IN STILLWATER COUNTY, MONTANA Mineral Claim Name Status BUV) Montana Mineral Claim # 1 AMY 1 Unpatented West Stillwater River MMC 10191 2 AMY 2 Unpatented West Stillwater River MMC 10192 3 AMY 3 Unpatented West Stillwater River MMC 10193 4 AMY 13 Unpatented West Stillwater River MMC 10203 5 AMY 14 Unpatented West Stillwater River MMC 10204 6 AMY 15 Unpatented West Stillwater River MMC 10205 7 AMY 16 Unpatented West Stillwater River MMC 10206 B AMY 17 Unpatented West Stillwater River MMC 10207 9 AMY 18 Unpatented West Stillwater River MMC 10208 10 AMY 25 Unpatented West Stillwater River MMC 10212 11 Amy 133 Unpatented West Stillwater River MSN 17302 12 Gypsum Placer Unpatented West Stillwater River MMC 35156 13 Duke Placer Unpatented West Stillwater River 5/8th Interest. No buildings MMC 35157 14 ANN #1 Unpatented West Stillwater River MMC 35958 15 ANN #2 Unpatented West Stillwater River MMC 35959 16 ANN 3 fr. Unpatented West Stillwater River MMC 35960 17 ANN 4 Unpatented West Stillwater River MMC 35961 1B ANN 4A Unpatented West Stillwater River MMC 35962 19 ANN 5 Unpatented West Stillwater River MMC 35963 2D ANN 5A Unpatented West Stillwater River MMC 35964 21 ANN 6 Unpatented West Stillwater River MMC 35965 22 ANN 6A Unpatented West Stillwater River MMC 35966 23 ANN 7 Unpatented West Stillwater River MMC 35967 24 ANN 8 Unpatented West Stillwater River MMC 35968 25 ANN 9 Unpatented West Stillwater River MMC 35969 26 ANN 10 Unpatented West Stillwater River MMC 35970 27 ANN 28 Unpatented West Stillwater River MMC 35988 28 ANN 29 Unpatented West Stillwater River MMC 35989 29 ANN 30 Unpatented West Stillwater River MMC 35990 30 ANN 44 Unpatented West Stillwater River MMC 36004 31 GAY 1 Unpatented West Stillwater River MMC 36281 32 GAY 2 Unpatented West Stillwater River MMC 36282 33 GAY 6 Unpatented West Stillwater River MMC 36286 34 GAY 7 Unpatented West Stillwater River MMC 36287 35 GAY 11 Unpatented West Stillwater River MMC 36291 36 GAY 12 Unpatented West Stillwater River I WMC 36292 37 GAY 15 Unpatented West Stillwater River I MMC 36295 38 SAY 16 I Unpatented West Stillwater River f MMC 36296

SCHEDULE 3 MOUNTAIN VIEW LEASE AGREEMENT (continued) UNPATENTED LODE AND PLACER CLAIMS IN STILLWATER COUNTY, MONTANA Mineral Claim Name Status BLM Montana Mineral Claim # 39 Mountain View Chrome Co. Unpatented West Stillwater River MMC 36376 40 Ely Placer Unpatented West Stillwater River MMC 36379 41 No. 5 Tunnel & Tunnel Site Unpatented West Stillwater River MMC 36380 42 MALO Unpatented West Stillwater River MMC 363B4 43 Red Bird No. 3 Unpatented West Stillwater River MMC 36396 44 CHAS F. Unpatented West Stillwater River MMC 36408 45 Joan J Unpatented West Stillwater River MMC 36413 46 Verdi Placer Unpatented West Stillwater River MMC 36430 47 SUSU 22 Unpatented West Stillwater River MMC 535B6 48 SUSU 23 Unpatented West Stillwater River MMC 535B7 49 SUSU 24 Unpatented West Stillwater River MMC 5358B 50 SUSU 26 Unpatented West Stillwater River MMC 53590 51 SUSU 27 Unpatented West Stillwater River MMC 53591 52 AMY fr. Unpatented West Stillwater River MMC 78928 53 GAY fr. Unpatented West Stillwater River MMC 78929 54 NEW 13 Unpatented West Stillwater River MMC 84655 55 Red Bird #4 Unpatented West Stillwater River MMC 36397 56 Mill Site 69E Unpatented West Stillwater River MSN 156775 SCHEDULER: WATER RIGHTS STILLWATER RIVER VALLEY AREA, MOUNTAIN VIEW LEASE AGREEMENT STILLWATER COUNTY, MONTANA Lessors Water Right Number 43C-W-1B9530-OQ Source Mountain View Lake - SW 1/4 NE 3/4 Sec. 20, Twp. 5S, Rge. 15E M.P.M, Stillwater County, Montana Indicated Flow Rate: 1.34 CFS Indicated Volume 486.27 acre feet per year Purpose (Use): Industrial Lessors Water Right Number: 43C-W-189532-00 Source: Verdigris Creek - S 1/2 SW 1/4 NE 1/4 Sec. 20, Twp. 5S, Rge. 15E M.P.M, Stillwater County, Montana Indicated Flow Rate: 0.09 CFS Indicated Volume 49.79 acre feet per year Purpose (Use): Domestic (multiple)

AURORA METALS USA, INC. UNPATENTED MINING CLAIMS
(Recently Located)

Mining Claim Names	BLM Numbers
AMM 1-79, RAM 25-28	MMC 219926 through MMC 220008
All other property in the State of Montana now or hereafter owned by Aurora Metals (BVI) Limited or Aurora Metals USA, Inc.